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                                                                      EXHIBIT 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A) Computation of the weighted average number of shares of common stock outstanding for the year ended September 30, 1999, 1998 and 1997:


                                                                              WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF      NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS       OUTSTANDING
                           ------------    -----------      ----------       -----------

1999
----

October 1 - September 30     6,861,252         365         2,504,356,980
Treasury Stock Purchases        (4,119)      Various            (436,212)
Shares Issued                   68,992       Various           9,751,910
                             ---------                     -------------
                             6,926,125                     2,513,672,678      6,886,774
                             =========                     =============      =========

1998
----

October 1 - September 30     6,646,677         365         2,426,037,057
Treasury Stock Purchases       (12,421)      Various          (1,854,115)
Shares Issued                  226,996       Various          44,592,437
                             ---------                     -------------
                             6,861,252                     2,468,775,379      6,763,768
                             =========                     =============      =========

1997
----

October 1 - September 30     6,658,487         365         2,430,347,718
Treasury Stock Purchases       (50,500)      Various         (15,179,575)
Shares Issued                   38,690       Various           9,134,740
                             ---------                     -------------
                             6,646,677                     2,424,302,883      6,641,926
                             =========                     =============      =========




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  (B) Computation of Earnings (Loss) Per Share:

       Computation of earnings (loss) per share is net earnings divided by the weighted average number of shares of common stock outstanding for the years ended September 30,


                                                                  1999                   1998                1997
                                                              -----------            -----------           -----------
Basic:
 Weighted average number of shares
  of common stock outstanding                                   6,886,774              6,763,768             6,641,926
                                                              -----------            -----------           -----------
 Earnings (loss) before extraordinary
  item and cumulative effect of
  accounting change                                           $(2,235,627)             $(127,640)          $(4,575,925)
 Extraordinary item-loss from debt
  extinguishment                                                        0               (244,315)                    0
 Cumulative effect of accounting
  change                                                                0                      0            (1,468,140)
                                                              -----------            -----------           -----------
 Net earnings (loss)                                          $(2,235,627)             $(371,955)          $(6,044,065)
                                                              -----------            -----------           -----------
 Earnings (loss) per share before
  extraordinary item and cumulative
  effect of accounting change                                      $(0.32)                $(0.02)               $(0.69)
 Loss per share from extraordinary
  item                                                               0.00                  (0.03)                 0.00
 Loss per share from cumulative
  effect of accounting change                                        0.00                   0.00                 (0.22)
                                                              -----------            -----------           -----------
 Net earnings (loss) per share                                     $(0.32)                $(0.05)               $(0.91)
                                                              ===========            ===========           ===========

Assuming dilution:
 Weighted average number of shares
  of common stock outstanding                                   6,886,774              6,763,768             6,641,926
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                                               0                      0                     0
                                                              -----------            -----------           -----------
 Total                                                          6,886,774              6,763,768             6,641,926
                                                              -----------            -----------           -----------
 Earnings (loss) before extraordinary
  item and cumulative effect of
  accounting change                                           $(2,235,627)             $(127,640)          $(4,575,925)
 Extraordinary item-loss from debt
  extinguishment                                                        0               (244,315)                    0
 Cumulative effect of accounting
  change                                                                0                      0            (1,468,140)
                                                              -----------            -----------           -----------
 Net earnings (loss)                                          $(2,235,627)             $(371,955)          $(6,044,065)
                                                              -----------            -----------           -----------
 Earnings (loss) per share before
  extraordinary item and cumulative
  effect of accounting change                                      $(0.32)                $(0.02)               $(0.69)
 Loss per share from extraordinary
  item                                                               0.00                  (0.03)                 0.00
 Loss per share from cumulative
  effect of accounting change                                        0.00                   0.00                 (0.22)
                                                              -----------            -----------           -----------
 Net earnings (loss) per share                                     $(0.32)                $(0.05)               $(0.91)
                                                              ===========            ===========           ===========